UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 7, 2016
(Date of earliest event reported)

TECH DATA CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive
Clearwater, Florida, 33760
(Address of principal executive offices)

727-539-7429
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
As previously reported, on September 19, 2016, Tech Data Corporation (the “Company”) entered into an interest purchase agreement with Avnet, Inc. (“Avnet”) to acquire (the “Acquisition”) all the shares of AVT Technology Solutions LLC and another company that will be formed by Avnet, which will hold all assets and liabilities primarily relating to Avnet’s technology solutions business (the “Acquired Business”). Additional details regarding the proposed Acquisition are found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2016.
In connection with the proposed Acquisition, on October 7, 2016, the Company entered into amendments to two of its existing agreements. The first of these amended the Company’s transfer and administration agreement dated as of May 19, 2000 (as amended to the date hereof, the “Transfer and Administration Agreement”) among the Company, Tech Data Finance SPV, Inc., Liberty Street Funding LLC, Chariot Funding LLC and Victory Receivables Corporation, as class conduits and class investors, SunTrust Bank, as class investor, Bank of Nova Scotia acting through its New York agency and Bank of Tokyo-Mitsubishi UFJ, Ltd, New York Branch, as class agents and class investors, and JPMorgan Chase Bank, N.A., as a class agent, a class investor and administrative agent. The amendment, among other things, adjusted the financial covenants by replacing the debt to capitalization ratio with a total leverage ratio under the Transfer and Administration Agreement.
The other amendment was to the Company’s fourth amended and restated participation agreement dated as of June 27, 2013 (as amended to the date hereof, the “Participation Agreement”) among the Company, as lessee, SunTrust Bank, as lessor, the lenders party thereto from time to time and SunTrust Equity Funding, LLC, as agent. The amendment, among other things, adjusted the financial covenants by replacing the debt to capitalization ratio with a total leverage ratio and certain other covenants under the Participation Agreement.
The various counterparties under each of the agreements described above have provided and may continue to provide investment banking, financial advisory, credit and other services to the Company, for which they have received customary fees and expenses.
Cautionary Note Concerning Forward‑Looking Statements
Certain statements in this communication may contain “forward‑looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding Tech Data’s plans, objectives, expectations and intentions relating to the proposed acquisition of Avnet’s technology solutions business, involve a number of risks and uncertainties and actual results could differ materially from those projected. These forward‑looking statements are based on current expectations, estimates, forecasts, and projections about the proposed Acquisition and the operating environment, economies and markets in which Tech Data and the Acquired Business operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward‑looking statements. These forward‑looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward‑looking statements.
For additional information with respect to risks and other factors which could occur, see Tech Data’s Annual Report on Form 10-K for the year ended January 31, 2016, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the “SEC”) that are available at the SEC’s website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond Tech Data’s control. Unless otherwise required by applicable securities laws, Tech Data disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Tech Data undertakes no duty to update any forward‑looking statements contained herein to reflect actual results or changes in Tech Data’s expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: October 7, 2016	/s / David R. Vetter
David R. Vetter
Senior Vice President,
General Counsel & Secretary